Exhibit 10.12

LOAN SETTLEMENT AGREEMENT AND RELEASE

This Loan Settlement Agreement and Release (this “Agreement”) is entered into as of March 28, 2016 by and between 77727111, LLC, a California limited liability company (the “Lender”), and RMR Industrials, Inc., a Nevada corporation (the “Borrower”), and the Borrower and the Lender, each a “Party” and collectively, the “Parties.”

Whereas, pursuant to a loan advanced by Lender to Borrower on March 1, 2016 in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Loan”), Borrower is indebted to Lender;

Whereas, the Parties have agreed that Borrower will issue shares of its Class B Common Stock to Lender in full satisfaction of all indebtedness under the Loan, pursuant to the terms and conditions of this Agreement.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree as follows:

1. Indebtedness under the Loan. The Parties hereby acknowledge that the amount due and payable under the Loan, including all interest, fees, costs and expenses arising thereunder or relating thereto is One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Remaining Indebtedness”), and that such amount is not subject to Borrower’s claims, offsets, demands, damages, suits, assertions, cross-complaints, causes of action or debts of any kind or nature whatsoever, whether known or unknown, and whenever or howsoever arising, that can be asserted to reduce or eliminate the Borrower’s liability to repay the Remaining Indebtedness or seek any affirmative relief or damages of any kind in or nature (collectively, the “Offsets”) from Lender or its Affiliates (defined below). To the extent such Offsets exist, they are fully, forever and irrevocably waived and released by Borrower pursuant to Section 7 hereof.

2. Payment by Borrower. Borrower shall pay Lender the total sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Settlement Payment”) as provided herein. The Settlement Payment shall be paid by Borrower’s issuance to Lender of ten thousand (10,000) shares of fully paid and non-assessable Class B Common Stock of Borrower at a deemed price of ten dollars ($10.00) per share (the “Stock”), not later than five (5) business days after Borrower receives an executed copy of this Agreement from Lender (the “Settlement Payment Date”). On or before the Settlement Payment Date, Borrower shall provide a fully executed copy of this Agreement to Lender and Borrower shall (a) issue the Stock, (b) prepare and issue a stock certificate representing Lender’s beneficial ownership of the Stock, and deliver such stock certificate to Lender, and (c) take such actions as are necessary to reflect Lender’s ownership of the Stock on Borrower’s books and records. From and after the Settlement Payment Date, Lender shall have all rights and privileges of beneficial owners of Borrower’s Class B Common Stock as set forth in Borrower’s (x) Amended and Restated Articles of Incorporation dated February 26, 2015, as the same may be amended from time to time, and (y) Amended and Restated Bylaws dated February 26, 2015, as the same may be amended from time to time.

3. Satisfaction of the Loan. Lender acknowledges and agrees that the Settlement Payment has substantial value that is equal or greater than the Remaining Indebtedness, and that Lender is receiving full and adequate consideration for the full satisfaction of the Loan. By execution of this Agreement, Lender agrees to accept the Settlement Payment in full satisfaction of the Loan. Lender agrees that (a)  from and after the Settlement Payment Date, no interest on the Remaining Indebtedness shall accrue and the Loan shall be paid in full by the Borrower, and (b) on or before the Settlement Payment Date, Lender shall (i) take whatever actions are necessary to ensure that the Loan is reflected on Lender’s books and records as satisfied in its entirety as to all borrowers named therein, including but not limited to the Borrower, with prejudice and without costs or fees, and (ii) return the original [Loan Agreement/Promissory Note] to Borrower.

4. Taxes. Each Party shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by it to any federal, state, local or regional taxing authority as a result of the Settlement Payment.

5. Acknowledgment of Settlement. The Parties acknowledge that (a) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Payment, is in full settlement of all Claims (defined below), and (b) by signing this Agreement, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party for all Claims.

6. Mutual Release. The Parties, on behalf of themselves, and on behalf of their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, Affiliates and assigns, and its and their past, present and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns and successors in interest, and all persons acting by, through, under or in concert with them (collectively and each of them, the “Affiliates”) hereby release and discharge the other Party and its Affiliates from any and all known or unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees and expenses (including Offsets and attorneys’ fees and costs actually incurred), of any nature whatsoever, known or unknown, which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop and for any acts or omissions related to or arising from the Loan (the “Claims”).

This Agreement resolves any Claim or cause of action for relief that is, or could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, costs and attorneys’ fees related to or arising from the Loan.

7. Release of Lender’s Unknown Claims. Lender acknowledges that it has been advised by counsel with respect to the release contained herein. Lender is familiar with the provisions of Section 1541 of the California Civil Code, which provides as follows:

“An obligation is extinguished by a release therefrom given to the debtor by the creditor, upon a new consideration, or in writing, with or without new consideration.”

Lender is familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Lender, for itself and for its Affiliates, hereby waives and relinquishes all the rights and benefits to that it may have with respect to the Claims released herein and Section 1542 of the California Civil Code and any similar provision of law, rule or decision.

8. Severability. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

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9. Governing Law. This Agreement is made and entered into within and shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of laws.

10. Authority to Execute Agreement. By signing below, each Party warrants and represents that the person signing this Agreement on its behalf has authority to bind that Party and that the Party’s execution of this Agreement is not in violation of any by-law, covenants and/or other restrictions placed upon them by their respective entities. Each Party represents and warrants to the other Party, as to any released Claim, that it is the sole and absolute owner thereof, free and clear of all the rights and interest of any other person therein, and that it has the right and authority to release each such released Claim.

11. Binding Agreement. The Parties intend this Agreement to be legally binding upon and shall inure to the benefit of each of them and their respective successors, assigns, executors, administrators, heirs and estates.

12. Entire Agreement. The recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. Furthermore, no modification of this Agreement shall be binding unless in writing and signed by each of the Parties hereto.

13. Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

READ THE FOREGOING DOCUMENT CAREFULLY. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

[Signatures follow on a separate page.]

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In Witness Whereof, and intending to be legally bound hereby, each of the Parties hereto has caused this Agreement to be executed as of the date(s) set forth below.

BORROWER:

RMR INDUSTRIALS, INC.,
a Nevada corporation

By:	/s/ Gregory M. Dangler
Name:	Gregory M. Dangler
Its:	President

LENDER:

77727111, LLC,
a California limited liability company

By:	/s/ Chad Brownstein
Name:	Chad Brownstein
Its:	Managing Member